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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of Envirogen, Inc. on Form S-8 (File 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-6991), Form S-3 (File No. 33-
78982) and Form S-3 (File No. 333-34021) of our report dated February 14, 2001, with respect to the consolidated financial statements and financial statement schedule of Envirogen, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2000.


                                        Ernst & Young LLP


MetroPark, New Jersey
March 23, 2001

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